UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 21, 2003

NEW FOCUS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-29811	33-0404910
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2584 Junction Avenue, San Jose, California		95134
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(408) 919-1500

(Former name or former address, if changed since last report)

Item 5.  Other Events

On September 22, 2003, Bookham Technology plc and New Focus, Inc. issued a joint press release announcing the signing of a definitive agreement under which Bookham will acquire New Focus. This press release is filed as Exhibit 99.1 to this Form 8-K.

Item 7.  Financial Statements and Exhibits

(c) Exhibits:

2.1	Agreement and Plan of Merger dated September 21, 2003.
99.1	Press release announcing the signing of a definitive agreement under which Bookham Technology plc will acquire New Focus, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW FOCUS, INC.

/s/ WILLIAM L. POTTS, JR.
William L. Potts, Jr.
Chief Financial Officer and Secretary

Date: September 22, 2003

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